UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2018

PIVOT PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

British Columbia	333-161157	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 West 6th Avenue, Vancouver, British Columbia, Canada	V6H 1A6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 805-7783

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 28, 2018, we completed the acquisition of ERS Holdings, LLC (“ERS”) pursuant to an Exchange Agreement dated as of February 10, 2018 among Pivot Pharmaceuticals Inc. (“Pivot”), ERS and the members of ERS. As consideration for the purchase, we paid $333,333 in cash on closing and will pay an additional $333,333 six and twelve (12) months after closing. In addition, we also issued 5,000,000 shares of our common stock. ERS has developed a patented technology called “RTIC” Ready-To-Infuse-Cannabis, relating to the transformation of cannabis oil into powder for infusion into a variety of food and beverage products such as capsules, K-Cups, stick packs, baked mixes, liquid shots, protein shakes, topicals, lotions, and bottled beverages.

On March 2, 2018, we completed the acquisition of Thrudermic, LLC (“Thrudermic”) and worldwide rights to Thrudermic’s patented Transdermal Nanotechnology for the development and commercialization of transdermal cannabinoids pursuant to an Exchange Agreement dated as of March 2, 2018 among Pivot, Dr. Joseph Borovsky, Dr. Leonid Lurya and Thrudermic. As consideration for the purchase, we paid $1 in cash on closing and issued 500,000 shares of our common stock.

Item 3.02 Unregistered Sales of Equity Securities

Effective February 28, 2018, we issued a private placement offering of senior secured convertible debentures (“Convertible Debentures”) with a conversion price of $1.74 per common share for aggregate gross proceeds of CDN$5,000,000 (the “Offering”). The Convertible Debentures will bear interest at the rate of 10% per annum, payable quarterly, and will mature 12 months following the date of their issuance. Beginning on the date that is four months and one day following the issuance of the Convertible Debentures, we may force the conversion of the principal amount of the then outstanding Convertible Debentures at the Conversion Price on not less than 30 days’ notice should the daily volume weighted average trading price of the Common Shares be greater than $2.50 for any 20 consecutive trading days on the Canadian Stock Exchange, or such other exchange our common shares are principally traded. We relied on Regulation S of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

10.29	Share Exchange Agreement between our company, ERS Holdings, LLC and the members of ERS Holdings, LLC dated February 10, 2018
10.30	Royalty Agreement between our company and AquaBrew Inc. dated March 1, 2018
10.31	Employment Agreement between our company and Patrick Rolfes dated March 1, 2018
10.32	Share Exchange Agreement between our company, Thrudermic, LLC, Dr. Joseph Borovsky and Dr. Leonid Lurya dated March 2, 2018
10.33	Employment Agreement between our company and Joseph Borovsky dated March 1, 2018
10.34	10% Senior Secured Convertible Debenture (CDN$2,500,000) due March 2, 2019 (CD-1)
10.35	10% Senior Secured Convertible Debenture (CDN$2,500,000) due March 2, 2019 (CD-2)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIVOT PHARMACEUTICALS INC.

/s/ Patrick Frankham
Patrick Frankham
Chief Executive Officer

Date: March 12, 2018

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